For Immediate Release

Patrick Industries Reports First Quarter Results

ELKHART, Ind., April 30, 2007 – Patrick Industries, Inc. (NASDAQ: PATK) today announced its operating results for the first quarter ended March 31, 2007.

Patrick, a leading manufacturer and distributor of building and component products for the Recreational Vehicle (RV), Manufactured Housing (MH) and Industrial markets, reported a net loss of $0.6 million, or $0.13 per share, on net sales of $78.1 million for the first quarter of 2007, compared with net earnings of $0.7 million, or $0.15 per share, on net sales of $89.3 million for the same period in 2006.

“The downturn in our two largest markets negatively impacted our sales in the first quarter, and added health care, severance and transaction related expenses hindered our efforts to control costs,” said Paul E. Hassler, President and CEO of Patrick Industries. “Discounting the effect of the FEMA-led hurricane relief effort last year, our sales were down 11 percent in the quarter, though our MH sales did outperform the MH industry.”

Industry sales for manufactured homes were down 39 percent year-to-date and industry sales of RVs were down 16 percent as of February 2007, the most recent data available. The combined MH and RV market sectors represent approximately 64 percent of the Company’s sales in the 2007 first quarter compared to 76 percent for the first quarter of 2006.

Industrial and other sales, which include sales to the kitchen cabinet, office furniture, store fixtures and other industries, represent approximately 36 percent of the Company’s sales for 2007, compared with 24 percent for the same quarter of 2006.

“During the quarter, our recent product introductions added $1 million in sales, and we are optimistic this will accelerate as we gain market share for these products,” said Hassler. “Additionally, we added $2.8 million in profitable sales from our recently acquired American Hardwoods division, which only included February and March of the quarter, and this unit was immediately accretive to earnings in 2007. As we follow our strategic plan, we expect the contributions from our new products and American Hardwoods, along with the expected contribution from our pending acquisition of Adorn LLC, will put us in a strong position for long-term growth.”

Patrick reported gross margin of 11.3 percent for the first quarter of 2007, a 100 basis point decrease compared with gross margin of 12.3 percent in the same quarter of 2006. Patrick reported an operating loss of $0.5 million for the first quarter of 2007 compared to operating income of $1.5 million in the same quarter of 2006, reflecting higher costs and difficult market conditions.

In January 2007, Patrick acquired Phoenix-based American Hardwoods, Inc., a supplier of hardwood products to the industrial markets. American Hardwoods reported approximately $18 million in revenue in 2006.

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Following the end of the first quarter, Patrick announced an agreement in April to acquire Elkhart, Ind.-based Adorn LLC, a manufacturer and supplier of interior components to the RV and MH industries with sales of approximately $240 million in 2006. Patrick expects to close this acquisition within four to six weeks and anticipates the acquisition will be accretive to earnings in 2007.

“We share the view that the MH industry is showing positive signs, including reports of a rise in mortgage applications, though we are cautiously taking a ‘wait-and-see’ approach and working on holding our costs in line with revenues,” said Hassler. “Likewise, the RV industry continues to face challenges from higher fuel prices. Despite these challenges in our markets, we will continue to execute our strategic plan based on market penetration, enhanced capacity utilization, improving operating efficiencies, product development and the exploration of strategic and accretive acquisition opportunities.”

Hassler concluded: “While this was a difficult period because of market softness and higher costs, the real story of our 2007 first quarter was the execution of our acquisition strategy within our strategic plan, including American Hardwoods, Inc. and Adorn LLC. We have been patient and disciplined in our approach and due diligence, and both companies fit within our criteria of immediate earnings accretion, reasonable multiples, experienced and quality-driven management teams, strategic fits with our existing businesses, diversification of products and strong market positions with quality customer relationships.”

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and a distributor of building products serving the Manufactured Housing, Recreational Vehicle, kitchen cabinet, home and office furniture, fixture and commercial furnishings, marine, and other Industrial markets and operates coast-to-coast through locations in 12 states. Patrick’s major manufactured products include cabinet and wall components, countertops, adhesives, and aluminum extrusions. The Company also distributes drywall and drywall finishing products, interior passage doors, flooring, vinyl and cement siding, ceramic tile, high pressure laminates, and other miscellaneous products.

Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials, availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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Contact:

Ryan McGrath, Jeff Lambert

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com

PATRICK INDUSTRIES, INC.

UNAUDITED FINANCIAL HIGHLIGHTS

INCOME STATEMENT

(dollars in 000’s except per share amounts)	THREEMONTHS ENDED
	March 31,
	2007	2006

Net sales	$78,148	$89,281
Cost of goods sold	69,334	78,279

Gross profit	8,814	11,002

Warehouse and delivery expenses	3,767	4,020
Selling, general, and administrative expenses	5,576	5,437

Operating income (loss)	(529)	1,545
Financial expense, net	571	334

Income (loss) before income taxes	(1,100)	1,211
Income taxes (credit)	(446)	505

NET INCOME (LOSS)	($654)	$706

INCOME (LOSS) PER COMMON SHARE	($0.13)	$0.15

Weighted average shares outstanding	4,906	4,832

BALANCE SHEET

	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$455	$436
Trade receivables, net	23,351	24,242
Inventories	42,754	38,236
Prepaid expenses	1,342	1,382
Deferred tax assets	953	1,141

Total current assets	68,855	65,437

PROPERTY AND EQUIPMENT, NET	46,627	39,180

OTHER ASSETS	3,011	3,064

TOTAL ASSETS	$118,493	$107,681

CURRENT LIABILITIES
Current maturities of long-term debt	$3,217	$2,767
Short-term borrowings	10,000	- - -
Accounts payable and accrued liabilities	16,226	22,213

Total current liabilities	29,443	24,980

LONG-TERM DEBT LESS CURRENT MATURITIES	20,339	16,055

DEFERRED LIABILITIES AND OTHER	3,046	2,873

SHAREHOLDERS’ EQUITY	65,665	63,773

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$118,493	$107,681